                                                                      EXHIBIT 12

                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                     YEAR ENDED DECEMBER 31,
                                                              --------------------------------------
                                                                 2001          2000          1999
                                                              -----------   -----------   ----------
                                                               (IN THOUSANDS, EXCEPT RATIO AMOUNTS)
Income before income taxes and extraordinary gain...........   $542,282      $226,707      $45,629
Add fixed charges as adjusted (from below)..................     63,774        37,655       31,165
                                                               --------      --------      -------
       Earnings.............................................   $606,056      $264,362      $76,794
                                                               --------      --------      -------
Fixed charges:
  Interest expense:
          Interest on indebtedness..........................   $ 22,921      $ 28,122      $30,088
          Capitalized.......................................      1,609         2,021          154
  Amortization of debt related costs(1).....................     37,801         7,248          307
  Interest portion of rental expense........................      3,052         2,285          770
                                                               --------      --------      -------
  Fixed charges before adjustments..........................     65,383        39,676       31,319
  Less capitalized interest.................................     (1,609)       (2,021)        (154)
                                                               --------      --------      -------
  Fixed charges as adjusted.................................   $ 63,774      $ 37,655      $31,165
                                                               --------      --------      -------
Ratio (earnings divided by fixed charges before
  adjustments)..............................................       9.27          6.66         2.45
                                                               --------      --------      -------

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(1) Includes deferred financing, discount and premium amortization